                                                              Registration No. _
--------------------------------------------------------------------------------
AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON SEPTEMBER 30, 1998.
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549
                                    FORM S-3
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                               ------------------


                                   ONEOK, INC.
             (Exact name of registrant as specified in its charter)


             OKLAHOMA                                    73-1520922
 (State or other jurisdiction of                       (IRS Employer
  Incorporation or organization)                       Identification No.)


                              100 West Fifth Street
                              Tulsa, Oklahoma 74103
                                  918-588-7000
               (Address, including zip code, and telephone number,
        including area code, of registrant's principal executive office)


                   J.D. NEAL                           DONALD A. KIHLE
        Vice President, Chief Financial                Gable & Gotwals
            Officer and Treasurer                   100 West Fifth Street
                   ONEOK, Inc.                            Suite 1000
             100 West Fifth Street                  Tulsa, Oklahoma 74103
            Tulsa, Oklahoma 74103                      (918) 585-8141
                (918) 588-7000


                     (Name, addresses, including zip codes,
                  and telephone numbers of agents for service)

                               ------------------


Appropriate date of commencement of proposed sale pursuant to the Plan: From time to time after the effective date of this registration statement.

         If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

         If any of the securities being registered on this Form are to be offered on a delayed or continuous basis to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans check the following box. [x]

         If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective statement for the same offering. [ ]

         If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier registration statement for the same offering. [ ]

         If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]


                        CALCULATION OF REGISTRATION FEE

-------------------------------------------------------------------------------------------------------------------
                                                     Proposed          Proposed
                                                     Maximum           Maximum
                                                     Offering          Aggregate                 Amount of
Title of Securities        Amount to be              Price             Offering                  Registration
to be Registered           Registered                Per Unit (1)      Price (2)                 Fee
-------------------------------------------------------------------------------------------------------------------
Common stock with
$0.01 par value             82,460                   $37               $3,051,020                $900.05
-------------------------------------------------------------------------------------------------------------------


(1) Based on price of $37 per share of the Common Stock, the average of the high and low sales price of the Common Stock published in the Wall Street Journal report of the New York Stock Exchange for September 24, 1998.

(2) Estimated solely for the purposes of calculating the registration fee pursuant to Rule 457(c).

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

     Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any State in which such offer, solicitation, or sale would be lawful prior to registration or qualification under the securities laws of any such state.


                              SUBJECT TO COMPLETION

               PRELIMINARY PROSPECTUS DATED SEPTEMBER 30, 1998

                                  82,460 Shares

                                   ONEOK, Inc.

                                  Common Stock

Up to 82,460 presently outstanding shares of common stock of ONEOK, Inc. (the "Company") may be offered for sale from time to time by certain stockholders of the Company (the "Selling Stockholders"). See "Selling Stockholders." The Company will not receive any of the proceeds from the sale of shares in this offering.

Sales of shares by the Selling Stockholders may be effected from time to time in one or more transactions on the New York Stock Exchange or other exchange on which the common stock may be listed, in negotiated transactions or in a combination of any such methods of sale. The selling price of the shares may be at the market price prevailing at the time of sale, at a price related to such prevailing market price, or at a negotiated price. The Selling Stockholders may be deemed to be "underwriters" within the meaning, of the Securities Act of 1933, as amended (the "Securities Act"). See "Plan of Distribution." The Company has agreed to indemnify the Selling Stockholders against certain civil liabilities, including liabilities under the Securities Act.

The Company's common stock is traded on the New York Stock Exchange under the trading symbol "OKE". On September 24, 1998, the last reported sale price of the common stock on the New York Stock Exchange was $37 per share. See "Common Stock Dividends and Price Range."

                                   -----------

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                The Date of this Prospectus is __________________

                              AVAILABLE INFORMATION

The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and, in accordance therewith, files reports, proxy statements, and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements, and other information can be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Room 1024, Judiciary Plaza, Washington, D.C. 20549, and at the following regional offices of the Commission: Chicago Regional Office, CitiCorp Center, 500 West Madison Avenue, Suite 1400, Chicago, Illinois 60661-2511; and New York Regional Office, Seven World Trade Center, Suite 1300, New York, New York 10048. Copies of such material can also be obtained (at prescribed rates) from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549. The Company's filings with the Commission are also available to the public from commercial document retrieval services and at the Website maintained by the Commission at "http://www.sec.gov." The common stock of the Company is also listed on the New York Stock Exchange, and such reports, proxy material, and other information concerning the Company also can be inspected and copied at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005.

The Company has filed with the Commission a registration statement on Form S-3 (the "Registration Statement") under the Securities Act with respect to the shares of common stock offered by this prospectus. This prospectus, which constitutes a part of the Registration Statement, does not contain all of the information set forth in the Registration Statement and the exhibits and schedules thereto, to which reference is made. Statements made in this prospectus as to the contents of any contract, agreement, or other document referred to are not necessarily complete, and in each instance reference is made to the copy of such contract, agreement, or other document filed as an exhibit to the Registration Statement, and each such statement is qualified in its entirety by such reference. Any interested party may inspect the Registration Statement, and the exhibits and schedules thereto, without charge, at the public reference facilities of the Commission and may obtain copies of all or any portion of the Registration Statement from the Commission upon payment of the prescribed fees.

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The following documents, which have been filed by the Company (ONEOK, Inc.) with the Commission pursuant to the Exchange Act (Commission File Nos. 001-13643 and 1-2572, respectively), are incorporated in this prospectus by reference and shall be deemed to be a part hereof:

         (a) ONEOK, Inc.'s Annual Report on Form 10-K for the fiscal year ended August 31, 1998,

         (b)      ONEOK, Inc.'s Current Report on Form 8-K dated September 24,
                  1998,

         (c) ONEOK, Inc.'s Proxy Statement dated December 15, 1997, in connection with the Annual Meeting of Shareholders held on January 15, 1998; and

All other documents filed by the Company pursuant to Section 13(a), 13(c), 14, or 15(d) of the Exchange Act subsequent to the date of this prospectus and prior to the termination of the offering made hereby shall be deemed to be incorporated by reference in this prospectus and to be a part hereof from the date of the filing of such documents. Any statement contained in this prospectus, in a supplement to this prospectus, or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein or in any subsequently filed supplement to this prospectus or in any document that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

The Company will provide without charge to each person to whom a copy of this prospectus has been delivered, on the written or oral request of any such person, a copy of any or all of the documents referred to above, which have been or may be incorporated in this prospectus by reference, other than exhibits to such documents unless such exhibits are specifically incorporated by reference in such documents. Written or telephone requests for such copies should be directed to Weldon Watson, Vice President - Communications, ONEOK, Inc., 100 West Fifth Street, Post Office Box 871, Tulsa, Oklahoma 74102-0871, telephone number (918) 588-7000.

                               PROSPECTUS SUMMARY

The following summary is qualified in its entirety by the more detailed information appearing elsewhere in the prospectus and by the more detailed information and the financial statements and notes appearing in the documents incorporated by reference in this prospectus.

                                   THE COMPANY

The Company engages in several aspects of the energy business providing environmentally clean fuels and products. The Company purchases, gathers, compresses, transports, and stores natural gas for distribution to consumers. It transports gas for others and leases pipeline capacity to others for their use in transportation. The Company drills for and produces oil and gas, extracts and sells natural gas liquids, and is engaged in the gas marketing business. In addition, it leases and operates a headquarters office building (leasing excess space to others) and owns and operates a related parking facility. As a regulated natural gas utility, the Company distributes natural gas to approximately 1.4 million customers in the states of Oklahoma and Kansas. The Company's business units are characterized as operating within either a rate regulated environment (regulated operations) or a nonregulated environment (nonregulated operations).

The regulated business unit provides natural gas distribution, transportation, gas supply, and storage services in Oklahoma and Kansas. The Company's operations in Oklahoma are conducted through Oklahoma Natural Gas Company Division, ONEOK Gas Transportation Company Division and three wholly-owned subsidiaries, ONG Transmission Company, ONEOK Gas Transportation, L.L.C., and ONG Sayre Storage Company (such companies collectively, "ONG"). The Company's operations in Kansas are conducted through Kansas Gas Service Company Division and Mid Continent Market Center, Inc., a wholly owned transportation company (together, "KGS"). KGS's regulated gas operations are primarily engaged in distribution and intrastate gas transportation, as well as gas wheeling, parking, balancing and storage services. KGS serves residential, commercial, and industrial customers in about 67 percent of Kansas. KGS also conducts regulated gas distribution operations in northeastern Oklahoma.

The nonregulated business unit includes the following core business segments: natural gas marketing activities conducted primarily by ONEOK Gas Marketing Company, gas processing and gas gathering activities conducted primarily by ONEOK Gas Processing, L.L.C. and ONEOK Producer Services, L.L.C., and production activities conducted by ONEOK Resources Company. Other businesses include ONEOK Leasing Company, which leases and operates a headquarters building, and ONEOK Parking Company, which owns and operates a parking garage. ONEOK Power Marketing has been formed for the purpose of the wholesale marketing of electricity but has not yet begun any significant operations.

The Company was incorporated in Oklahoma on May 16, 1997. On November 26, 1997, the Company merged with ONEOK Inc., which was incorporated in Delaware on November 10, 1933.


RECENT REGULATORY DEVELOPMENTS

The Oklahoma Corporation Commission recently promulgated rules to restructure Oklahoma's natural gas utility industry which require gas utility companies to "unbundle" their natural gas utility services in the State of Oklahoma. In compliance with such rules, the Company filed an application to unbundle its services upstream of the city gates of its distribution systems. On July 31, 1998, the Commission issued an interim Order separating ONG's utility services into distribution, transportation, gas supply, storage and gathering services. The interim Order directed that services upstream of the city gate for distribution systems (i.e., transportation, gas supply, storage and gathering services) be obtained through a competitive bid process. The interim Order also established the cost of services allocated to the various services. The Company filed a motion with the Oklahoma Supreme Court appealing the interim Order. The matter remains on appeal.

                           FORWARD-LOOKING STATEMENTS

Statements contained in this Prospectus including the document incorporated herein by reference, as put forth in "Incorporation of Certain Documents," that are not historical facts are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are based on management's beliefs as well as assumptions made by and information currently available to management. Because such statements are based on expectations as to future economic performance and are not statements of fact, forward-looking statements involve certain risks and uncertainties that may cause future results to differ materially from those contemplated, projected, estimated, or budgeted in such forward-looking statements. Factors that may impact forward-looking statements include, but are not limited to, the following: (i) the effects of weather and other natural phenomena; (ii) increased competition from other energy suppliers as well as alternative forms of energy; (iii) the capital intensive nature of the Company's business; (iv) economic climate and growth in the geographic areas in which the Company does business; (v) the uncertainty of gas and oil reserve estimates; (vi) the timing and extent of changes in commodity prices for natural gas, electricity, and crude oil; (vii) the nature and available and projected profitability of potential projects and other investments available to the Company; (viii) conditions of capital markets and equity markets; (ix) Year 2000 issues, and (x) the effects of changes in governmental policies and regulatory actions, including income taxes, environmental compliance and authorized rates. Accordingly, while the Company believes these forward-looking statements to be reasonable, there can be no assurance that they will approximate actual experience or that the expectations derived from them will be realized. When used the words "anticipate," "estimate," "expect," "objective," "projection," "forecast," "goal" or similar words are intended to identify forward-looking statements.

                                 USE OF PROCEEDS

The Company will not receive any of the proceeds from the sale of shares of common stock in this offering.

                     COMMON STOCK DIVIDENDS AND PRICE RANGE

The Company has paid regular quarterly dividends on its common stock since February 1989. Dividends declared per share on common stock for each fiscal year beginning with the 1994 fiscal year are as follows:

       1994          1995          1996         1997           1998
       $1.11         $1.12         $1.18        $1.20          $1.20

Future dividends will depend on the Company's earnings, its financial condition, and other factors.

The Company's common stock is traded on the New York Stock Exchange. The following table sets forth the high and low sales prices of the Company's common stock and its predecessor by merger, for the periods indicated, as reported by "The Wall Street Journal" as New York Stock Exchange--Composite Transactions, and dividends declared during such periods.

                                                   Price Range
                                               ---------------------
         Dividends
         ---------
         Fiscal Year Ended August 31           High            Low       Declared Per Share
         ---------------------------          -------        ---------   ------------------
1996
----
 1st     Quarter   . . . . . . . . . . . . .  $24-13/16     $     22          $0.29
 2nd     Quarter   . . . . . . . . . . . . .     23-5/8           20          $0.29
 3rd     Quarter   . . . . . . . . . . . . .     27-1/2       21-1/8          $0.30
 4th     Quarter   . . . . . . . . . . . . .     28-5/8       24-3/8          $0.30

1997
----
 1st     Quarter   . . . . . . . . . . . . .    $28-5/8     $ 25-1/4          $0.30
 2nd     Quarter   . . . . . . . . . . . . .     30-5/8           26          $0.30
 3rd     Quarter   . . . . . . . . . . . . .     31-1/8       25-7/8          $0.30
 4th     Quarter   . . . . . . . . . . . . .    35-5/16           30          $0.30

1998
----
 1st     Quarter   . . . . . . . . . . . . .  $40-11/16     $31-3/16          $0.30
 2nd     Quarter   . . . . . . . . . . . . .  $40-11/16     $ 33-3/8          $0.30
 3rd     Quarter   . . . . . . . . . . . . .    $44-1/4     $ 34-5/8          $0.30
 4th     Quarter   . . . . . . . . . . . . .  $40-15/16     $ 29-3/4          $0.30

The last reported sale price of the common stock on September 24, 1998, on the New York Stock Exchange was $37 per share. There were approximately 11,768 owners of the common stock on August 31, 1998.

                              SELLING STOCKHOLDERS

The following table sets forth certain information as of the date of this Prospectus with respect to the Selling Stockholders. If all the shares offered pursuant to this prospectus are sold, none of the Selling Stockholders will beneficially own any shares of the Company's common stock. Any or all of the shares offered hereby may be offered for sale by any of the Selling Shareholders from time to time. Unless otherwise noted, each Selling Stockholder has sole voting and investment power with respect to such shares.

                                 Number of Shares Owned      Number of Shares
                                   Prior to Offering           Which May be
                                                              Sold Pursuant to
    Selling Stockholder        Shares      Percent of Class   this Prospectus

THOMAS C. CRONIN               53,425        LESS THAN 1%          53,425
MARK V. MAZZA                  17,421        LESS THAN 1%          17,421
C. MICHAEL MING                11,614        LESS THAN 1%          11,614


In connection with the a certain stock purchase transaction, the Company and the Selling Stockholders executed a Shelf Registration Agreement dated June 2, 1998, (the "Registration Agreement"), pursuant to which the Company agreed to prepare and file a "shelf" registration statement on Form S-3 pursuant to Rule 415 under the Securities Act or any similar rule that may be adopted by the Commission with respect to the shares acquired by the Selling Stockholders in the transaction (together with any amendments, including post-effective amendments and supplements thereto, the "Shelf Registration"), to use its reasonable best efforts to cause the Shelf Registration to be declared effective by the Commission within 90 days of the date of the Registration Agreement, and keep the Shelf Registration continuously effective for a period of 24 months from the date it becomes effective or, if earlier, until (i) all the shares are sold in accordance with the Shelf Registration, or (ii) in the opinion of Counsel for the Company, satisfactory to the Selling Stockholders, registration of the shares is no longer required under the Securities Act and the holder may sell all remaining shares in the open market without limitation as to volume and without being required to file any forms or reports with the Commission under the Securities Act or the regulations thereunder. The Company has also agreed to cause all the shares covered by the Shelf Registration, to be listed on the New York Stock Exchange and any other exchange on which the Company's common stock becomes listed. This Prospectus constitutes a part of the Shelf Registration filed by the Company in accordance with the Registration Agreement. The Company is responsible for and will bear the costs and expenses of preparing and maintaining the Shelf Registration.

                              PLAN OF DISTRIBUTION

Shares of common stock may be sold pursuant to this prospectus from time to time, in one or more transactions, by the Selling Stockholders, or by pledges, donees, transferees, or other successors in interest. Such sales may be made on the New York Stock Exchange or any other exchange on which the Company's common stock is listed, in negotiated transactions, or in a combination of any such methods of sale. The selling price of the shares of common stock may be at the market price prevailing at the time of sale, at a price related to the prevailing market price, or at a negotiated price. Any shares which qualify for sale under Rule 144 or Rule 144A under the Securities Act may be sold under Rule 144 or Rule 144A rather than pursuant to this prospectus.

                                     EXPERTS

The consolidated financial statements of ONEOK, Inc. and subsidiaries as of August 31, 1998 and 1997, and for each of the years in the three-year period ended August 31, 1998, have been incorporated by reference herein and in the Registration Statement in reliance upon the report of KPMG Peat Marwick LLP, independent certified public accountants, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.


                                  LEGAL MATTERS

The legality of the common stock offered hereby will be passed upon for the Company by Gable & Gotwals, P.C., Tulsa, Oklahoma.

                           ---------------------------


No person has been authorized to give any information or make any representations in connection with this offering other than those contained in this prospectus and, if given or made, such other information and representations must not be relied upon as having been authorized. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities other than the registered securities to which it relates or any offer to sell or the solicitation of an offer to buy such securities in any circumstances in which such offer or solicitation is unlawful. Neither the delivery of this prospectus nor any sale made hereunder shall, under any circumstances, create any implication that there has been no change in the affairs of the Company since the date hereof or that the information contained herein is correct as of any time subsequent to its date.







                           ---------------------------

                                TABLE OF CONTENTS
                                                                 Page
                                                                 ----
Available Information  . . . . . . . . . . . . . . . . . . . .     3
Incorporation of Certain
Documents by Reference . . . . . . . . . . . . . . . . . . . .   3-4
The Company  . . . . . . . . . . . . . . . . . . . . . . . . .     4
Use of Proceeds  . . . . . . . . . . . . . . . . . . . . . . .     5
Common Stock Dividends
 and Price Range . . . . . . . . . . . . . . . . . . . . . . .     6
Selling Stockholders . . . . . . . . . . . . . . . . . . . .       7
Plan of Distribution . . . . . . . . . . . . . . . . . . . . .     7
Experts  . . . . . . . . . . . . . . . . . . . . . . . . . . .     8
Legal Matters  . . . . . . . . . . . . . . . . . . . . . . . .     8

                           ---------------------------




                           ---------------------------




                                  82,460 Shares
                                  Common Stock





                                   ONEOK, Inc.










                           ---------------------------
                                   PROSPECTUS
                           ---------------------------







                                ___________, 1998

                           ---------------------------

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.     Other Expenses of Issuance and Distribution

All amounts, except SEC registration fees, are estimates.


         SEC registration fee . . . . . . . . . . . . . . . . $    900
         Printing and copying expenses . . . . . . . . . . . .   1,000
         Legal fees and expenses . . . . . . . . . . . . . . .   5,000
         Accounting, fees and expenses . . . . . . . . . . . .   5,000
         Miscellaneous . . . . . . . . . . . . . . . . . . . .   1,000
                                                              --------
                  Total . . . . . . . . . . . . . . . . . . . $ 12,905
                                                              ========

Item 15.     Indemnification of Directors and Officers

The Registrant, as an Oklahoma corporation, is empowered by section 1031 of the Oklahoma General Corporation Act (the "OGCA"), subject to the procedures and limitations stated therein, to indemnify any person against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with any threatened, pending or completed action, suit or proceeding in which such person is made or threatened to be made a party by reason of his being or having been a director, officer, employee or agent of the Registrant. The statute provides that indemnification pursuant to its provisions is not exclusive of other rights of indemnification to which a person may be entitled under any bylaw, agreement, vote of shareholders, or disinterested directors, or otherwise. Article VIII of the By-laws of the Company provides that directors and officers of the Company shall be indemnified by the Company to the fullest extent permitted by Delaware law as now or hereafter enforce, including the advance of related expenses. If any determination is required under applicable law as to whether a director or officer is entitled to indemnification, such determination shall be made by the Board, by vote of a quorum of disinterested directors, or by independent legal counsel by written opinion or by shareholders.

The Certificate of Incorporation of the Company provides that a director of the corporation shall not be personally liable to the corporation or its shareholders for monetary damages for breach of fiduciary duty as a director, except for liability for (i) any breach of the director's duty of loyalty to the corporation or its shareholders, (ii) acts or omissions not in good faith or which would involve intentional misconduct or a knowing violation of law, (iii) payment of unlawful dividends or unlawful stock purchases or redemptions, or
(iv) any transaction from which the director derived an improper personal benefit.

Pursuant to Article VIII of the bylaws of the Company, upon authorization and determination either (1) by the board of directors by a majority of a quorum consisting of directors who were not parties to the action, suit, or proceeding involved; (2) if such a quorum is not obtainable, or event if obtainable and a quorum of disinterested directors so directs, by independent counsel in a written opinion; or (3) by the stockholders, the Company is obligated to indemnify any person who incurs liability by reason of the fact that he is or was a director, officer, employee, or agent of the Company, or is or was serving at its request as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust or other enterprise, or as a member of any committee or similar body, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Company, and with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. However, in an action by or in the right of the Company, no indemnification will be made if such person shall be adjudged to be liable to the Company, unless such indemnification is allowed by a court of competent jurisdiction.

Under an insurance policy obtained by the Company, coverage of Company officers and directors against liability for neglect, errors, omissions, or breaches of duty in their capacities as such as provided for both the Company, to the extent that it is obligated to indemnify such officers and directors, and the officers and directors themselves. Such coverage is provided in the amount of $75,000,000, with a retained limit by the Company of $250,000. The insurance company is obligated to pay any loss in excess of the $250,000 retained limit and defense costs from the first dollar, up to the policy limit of $75,000,000. Among the policy exclusions are those which exclude coverage for accounting for profits made within the meaning of Section 16(b) of the Securities Exchange Act of 1934, claims based upon or attributable to directors and officers gaining any personal profit or advantage to which such individuals are not legally entitled, and for any claims brought about or attributable to the dishonesty of an officer or director.

The registrant has been advised that, in the opinion of the Securities and Exchange Commission, provisions providing for the indemnification by a corporation of its officers, directors, and controlling persons against liabilities imposed by the Securities Act of 1933 are against public policy as expressed in said Act and are therefore unenforceable. It is recognized that the above-summarized provisions of the registrant's bylaws and the applicable Oklahoma General Corporation Law may be sufficiently broad to indemnify officers, directors, and controlling persons of the registrant against liabilities arising under said Act. Therefore, in the event that a claim of indemnification against liability under said Act (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the officer, director, or controlling person of the registrant in the successful defense of any action, suit, or proceeding) shall be asserted by an officer, director, or controlling person under said provisions, the registrant will, unless in the opinion of its counsel the question has already been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether or not such indemnification by it is against public policy as expressed in said Act and will be governed by the final adjudication of such issue.

Item 16.   Exhibits*

The following exhibits are attached hereto or incorporated herein by reference:


                                                                       Page Number or Incorporation
                                                                             By Reference to
                                                                       ---------------------------

(3)(i)(a)         Certificate of Incorporation of ONEOK, Inc.          Incorporated by reference to Exhibit
                                                                       3.1 of Amendment No. 3 to Form S-
                                                                       4 Registration Statement, dated
                                                                       August 6, 1997, Registration No.
                                                                       333-41267

(3)(i)(b)         Certificate of Merger, filed November 26, 1997       Incorporated by reference to Exhibit
                  (Name change)                                        99-a to Quarterly Report on Form
                                                                       10-Q for quarter ending May 31,
                                                                       1998


(3)(i)(c)         Amended Certificate of Incorporation, filed          Incorporated by reference to Exhibit
                  January 16, 1998                                     99-b to Quarterly Report on Form
                                                                       10-Q for quarter ending May 31,
                                                                       1998

(3)(ii)           By-Laws of ONEOK, Inc.                               Incorporated by reference to Exhibit 3.2 of
                                                                       Amendment No. 3 to Form S-4 Registration
                                                                       Statement, dated August 6, 1997, Registration
                                                                       No. 333-41267




(4)(a)            Article "Fourth of Certificate of Incorporation of            Incorporated by reference to Exhibit
                  ONEOK, Inc." (Preferred and Common Stock)                     3.1 of Amendment No. 3 to Form S-
                                                                                4 Registration Statement, dated
                                                                                August 6, 1997, Registration No.
                                                                                333-41267

(4)(b)            Certificate of Designation of the Convertible                 Incorporated by reference to Exhibit
                  Preferred Stock (Series A and B)                              3.3 of Amendment No. 3 to Form S-
                                                                                4 Registration Statement, dated
                                                                                August 6, 1997, Registration No.
                                                                                333-41267

(4)(c)            Certificate of Designation of the Series C                    Incorporated by reference to Exhibit
                  Participating Preferred Stock                                 3.4 of Amendment No. 3 to Form S-
                                                                                4 Registration Statement, dated
                                                                                August 6, 1997, Registration No.
                                                                                333-41267

(4)(d)            Rights Agreement between ONEOK, Inc. and Liberty              Incorporated by reference to Exhibit
                  Bank and Trust Company of Oklahoma City, N.A.                 (1) to Registration Statement on Form
                  (Now Bank One Trust Company) dated November 26,               Form 8-A, dated November 16, 1997
                  1997

(4)(e)            Shareholder Agreement Between ONEOK, Inc. and                 Incorporated by reference to Exhibit
                  Western Resources, Inc., dated November 26, 1997              2 of Amendment No. 3 to Form S-4
                                                                                Registration Statement dated August
                                                                                6, 1997, Registration No. 333-41267

(5)               Opinion and consent of Gable & Gotwals, a                     Filed herewith
                  Professional Corporation

(23)(a)           Consent of KPMG Peat Marwick LLP,                             Filed herewith
                  Independent Certified Public Accountants

(23)(b)           Consent of Gable & Gotwals,                                   Filed herewith
                  a Professional Corporation (included in Exhibit 5)

(24)              Powers of attorney (included on pages II-5 and II-6)          Filed herewith


Item 17.  Undertakings

         1. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         2. Insofar as indemnification of liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in said Act and is therefore unenforceable. In the event that a claim of indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has already been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether or not such indemnification by it is against public police as expressed in said Act and will be governed by the final adjudication of such issue.

         3. The undersigned registrant hereby undertakes:

         (a) To file, during any period in which offers or sales are being made, a post-effective amendment to the Registration Statement.

                  (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Company pursuant to
Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

         (b) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                                POWER OF ATTORNEY

Each person whose individual signature appears below hereby authorizes David L. Kyle and Jerry D. Neal, or either of them, as attorney-in-fact with full power of substitution, to execute in the name and on behalf of each person, individually and in each capacity stated below, and to file any and all amendments to this registration statement, including any and all post-effective amendments and all instruments necessary or incidental in connection therewith.


                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities indicated in the City of Tulsa and the State of Oklahoma, on this 24th day of September, 1998.


/s/ LARRY W. BRUMMETT                                         /s/ JERRY D. NEAL
------------------------                                      ------------------------
Larry W. Brummett                                             Jerry D. Neal
Chairman of the Board,                                        Vice President,
Chief Executive                                               Chief Financial Officer, and
Officer, and Director                                         Treasurer

/s/ DAVID L. KYLE                                             /s/ BARRY D. EPPERSON
------------------------                                      ------------------------
David L. Kyle                                                 Barry D. Epperson
President, Chief Operating                                    Vice President, Controller, and
Officer, and Director                                         Chief Accounting Officer

/s/ EDWYNA G. ANDERSON                                        /s/ STEVEN L. KITCHEN
------------------------                                      ------------------------
Edwyna G. Anderson                                            Steven L. Kitchen
Director                                                      Director

/s/ WILLIAM M. BELL                                           /s/ BERT H. MACKIE
------------------------                                      ------------------------
William M. Bell                                               Bert H. Mackie
Director                                                      Director

/s/ DOUGLAS R. CUMMINGS                                       /s/ DOUGLAS ANN NEWSOM
------------------------                                      ------------------------
Douglas R. Cummings                                           Douglas Ann Newsom
Director                                                      Director

/s/ WILLIAM L. FORD                                           /s/ GARY D. PARKER
------------------------                                      ------------------------
William L. Ford                                               Gary D. Parker
Director                                                      Director

/s/ HOWARD R. FRICKE                                          /s/ J. D. SCOTT
------------------------                                      ------------------------
Howard R. Fricke                                              J. D. Scott
Director                                                      Director

/s/ J. M. GRAVES                                              /s/ STANTON L. YOUNG
------------------------                                      ------------------------
J. M. Graves                                                  Stanton L. Young
Director                                                      Director

/s/ STEPHEN J. JATRAS
------------------------
Stephen J. Jatras
Director

                                    SIGNATURE

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing Amendment 1 of Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Tulsa, State of Oklahoma on September 24, 1998


                                        ONEOK, INC.

                                        /s/ JERRY D. NEAL
                                        ---------------------------------------
                                        Jerry D. Neal
                                        Vice President, Chief Financial Officer,
                                        and Treasurer (Principal Financial and
                                        Accounting Officer)

                                 EXHIBITS INDEX


EXHIBIT NO.       DESCRIPTION
-----------       -----------

(5)               Consent of Gable & Gotwals, a Professional Corporation
                  (included in Exhibit 5)

(23)(a)           Consent of KPMG Peat Marwick LLP, Independent Certified Public
                  Accountants

(24)              Powers of Attorney (Included on pages II-6 and II-7)